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                                                                   EXHIBIT 10.1


                              MARIETTA CORPORATION

                                   AGREEMENT


     AGREEMENT made as of June 13, 1995, by and between Marietta Corporation, a New York corporation having offices at 37 Huntington Street, Cortland, New York 13045 (the "Company"), and Stephen D. Tannen, residing at 52 Beverly Drive, Bernardsville, New Jersey 07924 (the "Executive").


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, in order to (i) induce the Executive to accept the Company's offer to serve as its President and Chief Executive Officer and (ii) provide the Executive an added incentive to advance the interests of the Company, the Company had previously agreed to grant to the Executive pursuant to Stock Option Agreements, each dated December 6, 1994, options to acquire 90,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a purchase price of $7.00 per share (the "Options");

     WHEREAS, pursuant to Cash Bonus Agreements, each dated January 26, 1995 (the "Cash Bonus Agreements"), the Executive and the Company had further agreed that in the event the shareholders of the Company did not approve the grant of the Options, the Executive would receive from the Company stock appreciation rights units ("SAR Units") providing him with substantially the economic equivalent of the Options; and

     WHEREAS, the Executive and the Stock Option Committee have now determined to terminate the Options and that the grant of the SAR Units pursuant to the Cash Bonus Agreements shall be and become effective immediately.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Executive hereby agree as follows:

     1. The Company and the Executive hereby agree that the Options are hereby terminated and shall be of no further force or effect.

     2. Notwithstanding anything to the contrary contained in the Cash Bonus Agreements, the Company and the Executive hereby agree that the SAR Units granted to the Executive pursuant to the Cash Bonus Agreements are hereby effective immediately and that the Executive shall be entitled to all of the rights in and to the SAR Units in accordance with the Cash Bonus Agreements.
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     3.  Except as otherwise modified by this Agreement, the Cash Bonus
Agreements shall continue in full force and effect in accordance with their terms.

     4. Any communication or notice required or permitted to be given pursuant to this Agreement shall be in writing, and mailed by registered or certified mail, sent by overnight courier or delivered by hand, if to the Company, to the attention of the Chairman of the Board at the Company's principal place of business; and, if to the Executive, to his then current residence as it appears on the records of the Company.

     5. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY THEREIN WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.

     6. (a) The headings contained in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or in any way affect this Agreement.

          (b) This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed as of the day and year first above written.


                                    MARIETTA CORPORATION


                                    By:_________/s/______________
                                       Name:
                                       Title:


                                    ___________/s/_______________
                                    Stephen D. Tannen